UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNWIRED PLANET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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170 SOUTH VIRGINIA STREET, SUITE 201

RENO, NEVADA 89501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 3, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Unwired Planet, Inc. The meeting will be held on Monday, November 3, 2014, at 3:00 p.m. Pacific Standard Time at our offices located at 170 South Virginia Street, Suite 201, Reno, Nevada 89501 for the following purposes:

(1)	To elect six directors, Philip Vachon, Richard Chernicoff, Dallas Clement, Mark Jensen, William Marino and Andrew Dodge;
(2)	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and
(3)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 5, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Philip A. Vachon
Philip A. Vachon Chairman of the Board of Directors

Reno, Nevada

October 8, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to Be Held on November 3, 2014.

The notice, the proxy statement and the annual report to stockholders are available at

https://materials.proxyvote.com/91531F

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

2014 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

UNWIRED PLANET, INC.

170 SOUTH VIRGINIA STREET, SUITE 201

RENO, NEVADA 89501

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 3, 2014

October 8, 2014

GENERAL INFORMATION

Our Board of Directors (the “Board”) is soliciting proxies for our 2014 Annual Meeting to be held on Monday, November 3, 2014 at 3:00 p.m. local time at our offices located at 170 South Virginia Street, Suite 201, Reno, Nevada 89501. An Annual Report to Stockholders, containing financial statements for the year ended June 30, 2014, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about October 8, 2014.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Unless the context requires otherwise, the words “Unwired Planet,” “we,” “Company,” “us” and “our” refer to Unwired Planet, Inc.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

Unwired Planet has made these materials available to you on the Internet and has delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting, to be held at our offices located at 170 South Virginia Street, Suite 201, Reno, Nevada 89501, on Monday, November 3, 2014, at 3:00 p.m. Pacific Standard Time, and at any postponement(s) or adjournment(s) thereof. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at our offices located at the address shown above.

What is included in these proxy materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting, including the attached Notice of Annual Meeting of Stockholders; and

•

Unwired Planet’s Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC on September 12, 2014 (the “Annual Report”).

These proxy materials also include the proxy card or vote instruction form for the Annual Meeting.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Unwired Planet has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, stockholders may write or call Unwired Planet at the following address and telephone number: 170 South Virginia Street, Suite 201, Reno, Nevada 89501, (775) 980-2345. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker- dealer or other similar organization to request information about householding. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the Proxy Statement or the Annual Report and who would rather receive a single copy of these materials in the future may instruct us by directing their request in the same manner.

How can I get electronic access to the proxy materials?

The notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send future proxy materials to you electronically by email.

Unwired Planet’s proxy materials are also available for viewing, printing and downloading on our website at www.unwiredplanet.com in the “Investors” section.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on September 5, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 111,762,785 shares of common stock outstanding and entitled to vote.

What items will be voted on at the Annual Meeting?

Stockholders will vote on three items at the Annual Meeting:

•	to elect to the Board, six director nominees named in this Proxy Statement (Proposal 1);

•	to ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal 2); and

•	to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” the election of each of the Board’s nominees to the Board (Proposal 1);

•	“FOR” the ratification of the selection of Grant Thornton LLP (Proposal 2); and

•	“FOR” the advisory resolution to approve the compensation of our named executive officers (Proposal 3).

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement was sent directly to you by Unwired Planet. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of Unwired Planet’s shares, how do I vote?

There are four ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Submit a Proxy Via the Internet. You may vote by proxy by Internet by following the directions found on the proxy card.

•	Submit a Proxy By Telephone. You may vote by proxy by calling, toll free 1-800-690-6903, and following the directions, found on the proxy card.

•	Submit a Proxy By Mail. You may vote by completing, signing and dating the accompanying proxy card and returning it in the envelope provided.

We provide Internet and telephonic proxy voting to allow you to vote your shares online or by telephone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access or telephonic voting, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	Submit a Proxy Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the vote instruction form you received.

•	Submit a Proxy By Telephone. You may vote by proxy by calling the toll free number, and following the directions, found on the vote instruction form you received.

•	Submit a Proxy By Mail. You may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 5, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you submit a proxy by Internet, telephone or mail without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card, or vote with respect to each Notice, to ensure that all of your shares are voted.

May I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date, or vote again by telephone or over the Internet;

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 170 South Virginia Street, Suite 201, Reno, Nevada 89501; or

•	You may attend the annual meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card, or telephone or internet proxy, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for the 2015 annual meeting?

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2015 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than June 10, 2015. Under our bylaws, stockholders who wish to make a proposal at the 2015 annual meeting—other than one that will be included in our Proxy Statement—must notify us between July 6, 2015 and August 5, 2015. However, in the event that an annual meeting is called for a date that is not within 30 days before or after the first anniversary of the preceding year’s annual meeting, then, in order to be timely, a stockholder’s notice must be received by our Secretary not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public announcement of the date of the meeting is first made, whichever first occurs. If you wish to submit a stockholder proposal or director nomination, please review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner does not provide voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the national securities exchanges, “non-routine” matters include director elections (whether contested or uncontested) and matters involving a contest or a matter that may substantially affect the rights and privileges of stockholders.

The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are considered to be “non-routine” matters and as a result, brokers and nominees cannot vote your shares on these proposals in the absence of your direction. The ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal 2) is considered to be a “routine” matter and, as a result, brokers and nominees will be able to vote your shares on this proposal in the absence of your direction.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For,” “Withheld,” and broker non-votes with respect to the election of directors, and “For” and “Against” votes, abstentions and broker non-votes, with respect to all other proposals.

For Proposal 1, withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

For Proposals 2 and 3, abstentions will be included in determining the number of shares present and entitled to vote on the Proposals, thus having the effect of a vote against the proposal. For Proposal 3, broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

The ratification of our independent registered public accounting firm is a routine matter on which we expect that brokers and other nominees will be entitled to vote without receiving instructions from the beneficial holder of the applicable shares of common stock. Accordingly, we expect no broker non-votes will result from this proposal; however, if any broker non-votes are submitted, they will have the same effect as an “Against” vote. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

How many votes are needed to approve each proposal?

For Proposal 1, the election of six directors, the six nominees receiving the most “FOR” votes at the meeting in person or by proxy will be elected. Each of the other matters requires for approval the favorable vote of a majority of the votes present and entitled to vote on the applicable matter at the Annual Meeting in person or by proxy.

What is the quorum requirement?

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. On the record date, there were 111,762,785 shares outstanding and entitled to vote. Thus, 55,881,393 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

If you are a holder of record, your shares will be counted towards the quorum only if you submit a valid proxy or are present at the Annual Meeting. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. If there is no quorum, a majority of the votes present and entitled to vote at the meeting or the Chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is currently comprised of seven directors and will be comprised of six directors following this Annual Meeting. At our 2013 annual meeting of stockholders, our stockholders approved an Amended and Restated Certificate of Incorporation to declassify the Board and transition to annual elections of directors. The declassification will result in the Board being fully declassified, and all Board members standing for annual elections, beginning with our 2015 annual meeting of stockholders. Directors elected prior to this Annual Meeting will serve the remainder of their unexpired terms and such directors (or their successors) will be elected for one-year terms thereafter. Directors elected at this meeting will serve a term of one year. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Philip Vachon, Richard Chernicoff, Dallas Clement, Mark Jensen, William Marino and Andrew Dodge and recommended that each be elected to the Board, each to hold office until the Annual Meeting of Stockholders to be held in 2015 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. David Lockwood is retiring from the Board at the 2014 Annual Meeting and will not stand for re-election. The Board is also composed of a continuing director, Gregory Landis, whose term expires upon the election and qualification of directors at the annual meeting of stockholders to be held in 2015.

Pursuant to the Securities Purchase Agreement dated as of June 28, 2013 by and among us and Indaba Capital Fund, L.P. (“Indaba”), Indaba has the right, for as long as certain conditions are met, to designate one member to the Board. Indaba exercised its right in a notice received on September 22, 2014, designating Andrew Dodge to the Board. The Board appointed Andrew Dodge to the Board as a director effective on September 30, 2014 and decided to include Andrew Dodge with the directors named for election at this Annual Meeting.

Pursuant to the Securities Purchase Agreement dated as of June 28, 2013 by and among us and Indaba Capital Fund, L.P. (“Indaba”), Indaba has the right, for as long as certain conditions are met, to designate one member to the Board. Indaba exercised its right to designate such a director in a notice received on September 22, 2014. The Nominating and Corporate Governance Committee is in the process of reviewing Indaba’s designee and will further review such designee with the Board. If the designee is acceptable to the Nominating and Corporate Governance Committee and the Board, we will either appoint Indaba’s designated director to the Board before this Annual Meeting or following this Annual Meeting. If the designee is appointed to the Board before the Annual Meeting, he will not be voted on or elected in this Annual Meeting, but will be re-appointed to the Board immediately following the Annual Meeting.

The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the named nominees to the Board of Directors.

Business Experience of Directors

The information with respect to each director nominee and continuing director includes the principal occupations in which he has been engaged, and the directorships in which he has served, in each case during the past five years. The information below is furnished by each respective director. There are no family relationships among any of Unwired Planet’s directors or its executive officers.

Proposed Director Nominees for Election in 2014.

Philip A. Vachon has served as one of our directors since June 2013 and as Chairman of the Board since July 2013. In June 2014, Mr. Vachon was appointed our Principal Executive Officer. In 2009, Mr. Vachon co-founded IPMG AG, a privately-held global intellectual property licensing firm, where he currently serves as a director. From 2006 to 2008, Mr. Vachon advised one of the world’s largest patent holders on licensing to the telecommunications industry. Mr. Vachon served as President of Liberate International, a software and services firm that serviced the telecommunications industry, from 2003 to 2007. Mr. Vachon previously served on the board of directors of Hostess Brands from 2007 to 2009. The Nominating and Corporate Governance Committee believes that Mr. Vachon’s experience as an executive officer at several technology companies and in the telecommunications licensing industry qualifies him to serve as the Chairman of the Board.

William Marino has served as one of our directors since June 2013. Mr. Marino is currently Chief Executive Officer of Pragmatus LLC, a privately-held intellectual property licensing firm. Since January 2011, Mr. Marino has served as Chief Intellectual Property Officer of ObjectVideo, a provider of intelligent video analytics software for security, public safety, business intelligence and other applications. From October 2007 to June 2010, Mr. Marino served as Chief Executive Officer of Saxon Innovations, LLC, an intellectual property licensing company in the networking, wireless and wired voice and data communications industry. From October 2005 until June 2010, Mr. Marino also served as partner and General Counsel for Altitude Capital Partners, a private investment fund focused on investing in intellectual property. Mr. Marino holds an undergraduate degree in Biochemistry from the University of Massachusetts and a Juris Doctor from Suffolk University, and he is registered to practice before the U.S. Patent and Trademark Office. Mr. Marino brings to the Board significant experience in intellectual property licensing and strategy matters, and the Nominating and Corporate Governance Committee believes that his industry knowledge makes him a qualified Board member.

Mark Jensen has served as one of our directors since October 2012. From October 2001 until his retirement in June 2012, Mr. Jensen was an executive at Deloitte & Touche LLP, where he held a variety of positions, including U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Mr. Jensen currently serves on the boards of directors of Lattice Semiconductor Corporation, a developer and manufacturer of semiconductor devices, and ForeScout Technologies, Inc., a leading provider of real-time network security solutions for business enterprises and government organizations. Prior to joining Deloitte & Touche LLP, Mr. Jensen was the Chief Financial Officer of Redleaf Group. Mr. Jensen brings to the Board significant experience and in-depth knowledge of public company financial reporting and accounting, specifically with companies in the technology industry. His numerous leadership positions at two international accounting firms is extremely valuable to the Board in its oversight of the Company’s financial reporting and filing obligations.

Richard Chernicoff has served as one of our directors since March 2014. Prior to joining the Board, Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Mr. Chernicoff was President of Unity Semiconductor Corp. from December 2009 to July 2011. Prior to that, Mr. Chernicoff was with San Disk from 2003 to 2009 where as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions and intellectual property matters. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP from 2001 to 2003, and Mr. Chernicoff was a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP from 1995 to 2000. Prior to that, Mr. Chernicoff was a member of the staff of the United States Securities and Exchange Commission in Washington DC from 1993 to 1995. Mr. Chernicoff began his career as a certified public accountant with Ernst & Young. Mr. Chernicoff has a B.S. in Business Administration from California State University Northridge and received a J.D. from St. John’s University School of Law. The Nominating and Corporate Governance Committee believes Mr. Chernicoff’s qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

Dallas Clement has served as one of our directors since June 2014. Prior to joining the Board, Mr. Clement served as Senior Vice President, Strategy and Development of Cox Communications, Inc., a publicly-traded broadband communications company, since August 2000. Prior to that, Mr. Clement served as Vice President and Treasurer of Cox Communications, Inc. from January 1999 to July 2000. Mr. Clement joined Cox Communications, Inc. in 1990 as a Policy Analyst and was promoted to Manager of Investment Planning in January 1993, Director of Finance in August 1994, and Treasurer in December 1996. From April 1995 to December 1996, Mr. Clement served as Assistant Treasurer for Cox Enterprises and Cox Communications, Inc. Prior to joining Cox Communications, Inc., Mr. Clement held analyst positions with Merrill Lynch and the Program on Information Resources Policy. Mr. Clement is a member of the Board of Directors of Simtrol, Inc. Mr. Clement holds an A.B. from Harvard College and an M.S. from Stanford University. The Nominating and Corporate Governance Committee believes Mr. Clement’s qualifications to sit on the Board include his extensive management experience in the communications industry.

Andrew Dodge was appointed to the Board as a director effective September 30, 2014. Mr. Dodge is currently a Partner of Indaba Capital Management, L.P., an investment management firm. Mr. Dodge joined Indaba Capital Management, L.P. in February 2011. Previously, Mr. Dodge was an Associate at Sageview Capital LP and an Analyst at Sankaty Advisors, LLC, the credit affiliate of Bain Capital, LLC. Mr. Dodge received an A.B. in economics from Harvard University. The Nominating and Corporate Governance Committee believes Mr. Dodge’s qualifications to sit on the Board include his understanding of the intellectual property licensing business gleaned from analysis of, and investments in, other companies in that space and his knowledge of the capital markets and corporate governance practices as a result of his investment background.

Directors Continuing in Office with Terms Expiring in 2015.

Gregory P. Landis has served as one of our directors since July 2013. Since January 1, 2013, Mr. Landis has served as General Counsel of TerraPower LLC, a nuclear energy research and development company. From November 2007 until June 2011, Mr. Landis served as General Counsel at Intellectual Ventures, an invention and patent acquisition and licensing company. Mr. Landis was the General Counsel of Vulcan Inc. from 2005 to 2007, and from 1995 to 2005 was the General Counsel of AT&T Wireless, where he also served as Executive Vice President and Corporate Secretary. He is a member of the board of directors of the Lawyers’ Committee for Civil Rights, a public policy and advocacy organization, and a prior member of the boards of CTIA, a wireless communications trade association, and the Seattle Children’s Theater. He also previously served as Chairman of the Board of Equal Justice Works, a non-profit organization that enables attorneys to provide pro bono legal services to communities in need. The Nominating and Corporate Governance Committee believes that Mr. Landis’ extensive experience in the telecommunications industry, as well as in intellectual property licensing and acquisition matters, makes him well-suited to the Company’s business strategy and direction.

Directors Retiring as of the Annual Meeting and Not Standing for Re-election.

David Lockwood has served as one of our directors since January 2013. Since June 2012, Mr. Lockwood has served as Chief Executive Officer and President of EnergySolutions, Inc., an environmental services and technology company. Prior to EnergySolutions, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies, a publicly traded provider of applications and services to the telecommunications, satellite and cable industries. Before Liberate Technologies, Mr. Lockwood was CEO and President of Intertrust Technologies, a supplier of digital rights management and computing systems. In addition to his experience leading public companies, Mr. Lockwood has worked in the financial services industry, including Managing Partner of the Valueact Small Cap Fund and a Managing Director of Goldman Sachs. Mr. Lockwood has served on the board of numerous private and public companies, and currently is a member of the board of directors of Steinway Musical Instruments, Inc. David has been a lecturer on the faculty of the Stanford Graduate School of Business and currently serves as a board member of USTAR, the Utah Science and Technology Research Initiative. Mr. Lockwood holds a B.A. from Miami University of Ohio and an M.B.A from the Graduate School of Business at the University of Chicago. The Nominating and Corporate Governance Committee believes Mr. Lockwood’s qualifications to sit on the Board include his management experience in the telecommunications and technology industries.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm, for the fiscal year ending June 30, 2015 and has further directed that management submit the selection of Grant Thornton LLP as our independent registered public accounting firm for ratification by the stockholders at the 2015 Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Replacement of KPMG LLP as Independent Auditors

In September 2013, the Audit Committee determined that it would solicit proposals for external audit services. On September 27, 2013 KPMG LLP was notified of the Audit Committee’s decision to dismiss KPMG LLP as the Company’s independent auditor. The reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended June 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope, but the 2013 report did contain an indication that the Company did not maintain effective internal control over financial reporting as of June 30, 2013 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that stated a material weakness related to the Company’s internal control over financial reporting had been identified. Specifically, the Company had controls over the preparation of their cash flow statement, calculation of earnings per share, reconciliation of financial statement footnote disclosures and completeness of financial statement footnote disclosures. These controls did not operate effectively due to a lack of resources with experience in financial reporting.

There were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended June 30, 2013 and 2012 and through October 1, 2013, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such years.

There were no reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K under the Exchange Act during the fiscal years ended June 30, 2013 and 2012 and through October 1, 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with Audit Committee policy, all services provided by KPMG LLP and Grant Thornton LLP in fiscal 2013 and fiscal 2014, respectively, were pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The pre-approval is for a particular defined task or scope of work and is subject to a specific budget. In connection with the pre-approval policy, the Audit Committee considers whether the categories of pre-approved services are consistent with the applicable SEC rules on auditor independence. For the fiscal years ended June 30, 2013 and June 30, 2014, Unwired Planet’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to us by KPMG LLP or Grant Thornton LLP, respectively.

Audit and Audit Related Fees

Aggregate fees billed by Grant Thornton LLP and KPMG LLP for fiscal years 2014 and 2013, respectively, for professional services rendered to Unwired Planet are presented below (in thousands):

	FY 2014	FY 2013
Audit Fees:
Audit services, statutory audits, quarterly reviews and 1933 Act filings	$196	$1,453

Audit-Related Fees:
Accounting Consultation	123	—
Investigation	—	—

Tax Fees:
Income tax compliance and consulting	5	—

All Other Fees: (including financial information systems design and implementation)	17	—

Total fees	$341	$1,453

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that Unwired Planet specifically incorporates it by reference into such filing.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is currently comprised of three outside Directors, all of whom are independent under Rule 10A-3 of the Exchange Act and Rule 5605(a)(2) of the NASDAQ listing standards. The Audit Committee Charter is posted on Unwired Planet’s Investor Relations website at www.unwiredplanet.com in the “Investors” section under the Corporate Governance.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2014 and the audit of the effectiveness of Unwired Planet’s internal control over financial reporting with management. The Audit Committee has discussed with our independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP such firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2014 be included in Unwired Planet’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

Audit Committee

Mark Jensen (Chair)

Richard Chernicoff

David Lockwood

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

The goal for our executive compensation program is to attract, motivate and retain qualified executives through competitive compensation packages. We believe that the compensation paid to our named executive officers should be substantially dependent on our financial performance and the value created for our stockholders. Our Compensation Committee has designed our executive compensation program to support a strong pay-for-performance philosophy while maintaining an overall level of compensation that it believes is fair, reasonable and responsible. The Compensation Discussion and Analysis, beginning on page 24 of this proxy statement, describes our executive compensation program and the decisions made by the Compensation Committee in 2014 in more detail. Highlights of the program and the principles guiding our executive compensation decisions include the following:

•

Structuring a substantial portion of each name executive officer’s total direct compensation (consisting of base salary, annual target bonus and annual equity awards) to include long-term equity incentive awards and variable, performance-based annual cash compensation to achieve an appropriate balance between our long-term and short-term performance goals, with the objective of establishing a positive relationship between operational performance and stockholder return;

•	Providing an overall level of compensation that is externally competitive, internally equitable and performance-driven; and

•

Ensuring that total compensation levels are reflective of our financial performance and provide our named executive officers with the opportunity to earn above-market total compensation for exceptional business performance.

We believe that our compensation programs for our named executive officers are instrumental in helping us achieve our strong strategic and financial performance. Accordingly, we are asking our stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Unwired Planet, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures that accompany the compensation tables contained in this proxy statement, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee and the Board will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

BOARD COMMITTEES AND MEETINGS

Board Committees and Meetings

During the fiscal year ended June 30, 2014, the Board held 11 meetings, comprised of four regular and seven special meetings. During this period, each Board member attended 99% or more of the aggregate number of meetings of the Board and committees on which he served that were held during the period for which he was a director or committee member, as applicable. Scheduled Board meetings generally include a time for the independent directors to meet without management. The Board and its committees meet throughout the year as calendared in advance, and also hold special meetings and act by written consent in lieu of a meeting from time to time when appropriate.

Independence

As required under the applicable SEC rules and the listing standards of the NASDAQ Global Market, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. After review of the relevant transactions or relationships between each director, or any of his or her family members, and Unwired Planet, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all members of the Board are independent within the meaning of the applicable NASDAQ listing standards, except for Mr. Vachon. In making its determinations, the Board found that none of these directors or nominees for director had a disqualifying relationship with Unwired Planet.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Intellectual Property Committee. The Board may form new committees, re-allocate the responsibilities of one committee to another, disband a current committee or determine to form ad-hoc committees, from time to time.

Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and Intellectual Property Committee is governed by a charter, a current copy of each of which is available on our website at http://www.unwiredplanet.com in the “Investors” section under Corporate Governance. Each of the Board’s standing committees has authority to engage its own legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities.

The members of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and Intellectual Property Committee as of September 5, 2014, are identified in the following table:

Director	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee(1)	Intellectual Property Committee
Dallas Clement
Mark Jensen		✓	Chair
Gregory Landis	Chair			✓
David Lockwood		Chair	✓
William Marino		✓		✓
Richard Chernicoff	✓		✓
Philip Vachon				Chair

(1)	During the fiscal year ended June 30, 2014, the Audit Committee consisted of Peter Feld until March 26, 2014 when Mr. Chernicoff joined the Committee.

Audit Committee

Our Audit Committee reviews our internal accounting procedures and considers and reports to the Board with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, the Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. The Audit Committee charter requires that each of the members of the Audit Committee is (i) independent, as defined under SEC rules and NASDAQ listing standards, (ii) financially literate (able to read and understand financial statements at the time of appointment), and that (iii) at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The responsibilities and activities of the Audit Committee are described in greater detail in the Audit Committee Charter.

The Board determined that each member of the Audit Committee met the independence and financial knowledge requirements under the Audit Committee charter, the SEC rules, and the NASDAQ listing standards. The Board has also determined that Mr. Jensen and Mr. Chernicoff each qualify as an “audit committee financial expert” in accordance with SEC rules, based upon each member’s experience and understanding with respect to certain accounting and auditing matters. The Audit Committee held 12 meetings during the fiscal year ended June 30, 2014.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Unwired Planet’s compensation and employee benefit programs and practices, including, but not limited to:

•

establishment of corporate goals and objectives relevant to the compensation of Unwired Planet’s named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;

•

evaluation of the performance of the named executive officers and determination and approval of, and in the case of our Chief Executive Officer recommendation to the Board for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

•

appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

•

review and administration of Unwired Planet’s general compensation plans and other employee benefit plans, including incentive-based compensation and equity compensation plans and other similar plans and programs; and

•	review with management Unwired Planet’s Compensation Discussion and Analysis, including the determination of whether to recommend that it be included in the proxy statement.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of the Board consisting of one or more members of the Board the authority to make awards to non-executive officers under the equity-based plans, in accordance with guidelines and policies set by the Compensation Committee. The responsibilities and activities of the Compensation Committee are described in greater detail under the heading “Compensation Discussion and Analysis” below.

For executives other than the Chief Executive Officer (in the event we have a Chief Executive Officer), the Compensation Committee considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer on which compensation determinations are then made. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted. The Compensation Committee does not determine non-employee director compensation. Non-employee director compensation is determined by the Board pursuant to our Corporate Governance Principles. See “Corporate Governance Principles” below.

The Board has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code, and is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met six times during the year ended June 30, 2014. The Compensation Committee operates under a written charter adopted by our Board, a current copy of which is available in the Corporate Governance section of our website at www.unwiredplanet.com.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of, and amounts paid to, any compensation consultants in the compensation review process.

Intellectual Property Committee

Our Intellectual Property (IP) Committee serves as the representative of the Board for the purpose of assessing the Company’s licensing strategies and potential licensing opportunities and proposals. The IP Committee provides guidance and support to the Company’s management team on licensing matter, including the development of an overall licensing strategy, as well as on enforcement and operational matters, including management of cost structure, staffing and agreements with third parties.

The responsibilities of the IP Committee include, but are not limited to:

•

Recommendations to Management on Licensing Strategy. The IP Committee oversees and makes recommendations regarding the development and execution of the Company’s licensing strategy, including review and recommendation of potential licensees, patent and market segmentation and potential enforcement actions to protect the Company’s intellectual property. In addition, the IP Committee and management jointly review the Company’s pipeline of licensing opportunities.

•

Recommendations to Board on Licensing Strategies. The IP Committee reports to the Board from time to time and makes recommendations to the Board concerning the development and execution of the Company’s licensing strategy, specific licensing opportunities and potential enforcement actions necessary or desirable to protect the Company’s intellectual property.

•	Review of Operations. The IP Committee reviews the Company’s operational and financial performance and compares it to the Company’s plan.

•	Financial Planning. The IP Committee consults with management on the preparation of budgets, operating plans and other forecasts and projections.

•

Review of Certain Agreements Contemplated by Plan. The IP Committee reviews and has the authority to approve any agreements or arrangements contemplated by a Board-approved operating plan involving expenditures in excess of $1,000,000 and less than $5,000,000 during the term of such agreement or arrangement.

•

Review of Certain Agreements Not Contemplated by Plan. The IP Committee reviews and makes recommendations to the Board as to any agreements or arrangements (1) not contemplated by a Board-approved operating plan or (2) contemplated by a Board-approved operating plan but involving expenditures in excess of $5,000,000 during the term of such agreement or arrangement.

The IP Committee held nine meetings during the fiscal year ended June 30, 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising the Board with respect to its composition, procedures and committees, evaluating incumbent directors, and assessing the performance of management. The Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of the Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, the Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. In furtherance thereof, the Nominating and Corporate Governance Committee evaluates Board nominees, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of the Board, the operating requirements of Unwired Planet and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by the Board, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Unwired Planet to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee typically reviews such directors’ overall service to Unwired Planet during their term, including (i) the number of meetings attended, (ii) the level of participation, (iii) the quality of performance, (iv) and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience, (ii) the ability to read and understand basic financial statements, (iii) having sufficient time to devote to the affairs of Unwired Planet, (iv) a reputation for personal integrity and ethics, (v) demonstrated excellence in his or her field, (vi) having the ability to exercise sound business judgment and (vii) the commitment to rigorously represent the long-term interests of the stockholders. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the current needs of the Board in an effort to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of the Board or our executives, or, at the discretion of the Nominating and Corporate Governance Committee, an independent search firm. During fiscal 2014, the Nominating and Corporate Governance Committee retained the services of Spencer Stuart, an executive search consulting firm, to assist in the identification and evaluation of potential director nominees for the Board.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to: Chairman, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Unwired Planet, Inc., 170 South Virginia Street, Suite 201, Reno, Nevada 89501.

The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended June 30, 2014.

Director Attendance at Stockholder Meetings

Although we do not have a policy regarding director attendance at stockholders meetings, all of our directors are invited to attend. All of the members of our Board attended the 2013 Annual Meeting of Stockholders.

Communications with the Board

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or the Chair of any such committee by mail. All such correspondence may be sent addressed to the Board, any committee or any individual director, c/o Corporate Secretary, Unwired Planet, Inc., 170 South Virginia Street, Suite 201, Reno, Nevada 89501.

All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.

Corporate Governance Principles

Unwired Planet, the Board and each of its committees, review and monitor legal and governance matters, including the Sarbanes-Oxley Act of 2002, as well as SEC rules and NASDAQ listing standards. The Board and each of its committees intend to comply with all applicable rules, and will implement other corporate governance practices as the Board and its committees deem appropriate. The Board and its committees have established certain procedures and will continue to implement guidelines and procedures to comply with the Sarbanes-Oxley Act of 2002 and related rules adopted by the SEC and NASDAQ.

The Board has adopted, pursuant to the recommendations of the Nominating and Corporate Governance Committee, Corporate Governance Principles that reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing long-term stockholder value. These principles are intended to assist the Board in the exercise of its responsibilities. These principles are subject to modification from time to time by the Board pursuant to recommendations of the Nominating and Corporate Governance Committee. A copy of the Corporate Governance Principles is available on our website at http://www.unwiredplanet.com in the “Investors” section under Corporate Governance.

Code of Conduct and Ethics

The Board has adopted the Code of Conduct and Ethics that applies to all of our employees, including the principal executive officer, principal financial officer and principal accounting officer, and to all of our directors. The Code of Conduct and Ethics is available on our website at http://www.unwiredplanet.com in the “Investors” section under Corporate Governance. Unwired Planet intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waivers from, a provision of the Code of Conduct and Ethics, with respect to any director or executive officer, if any, by timely disclosing amendments and waivers on our website at www.unwiredplanet.com.

Board Leadership Structure

Pursuant to our Bylaws, the Board may appoint a chairman of the Board who will not be considered an officer of the Company. The Company does not have a policy as to whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for Unwired Planet at that time. From January 2008 to June 2013, we had a separate non-employee chairman and chief executive officer. In June 2014, we appointed Phil Vachon, Chairman of the Board, as principal executive officer. As a result, the Board appointed an independent member of our Board, Richard Chernicoff, as the Lead Independent Director in April 2014.

The Board of Directors’ Role in Risk Oversight

The Board has an active role in overseeing the management of Unwired Planet’s risks, which oversight it conducts directly as well as through its various standing committees that monitor risks inherent to their respective areas of oversight. In particular, the Board oversees management’s monitoring and assessing strategic risk exposure, including information regarding our liquidity and capital resources and decisions regarding the Company’s technology. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors legal and regulatory compliance, in addition to oversight of the performance of our internal controls and SOX related activities. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls and assessment of business risks. The Compensation Committee oversees the management of risks relating to Unwired Planet’s compensation policies and programs and monitors whether our policies and programs have the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governances principles, including the risks associated with director independence and conflicts of interest, and it reviews risks related to legal and regulatory compliance as they relate to corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, each committee regularly reports such risks to the entire Board.

Compensation Risk Assessment

The Compensation Committee considers, in establishing and reviewing our compensation programs, whether the programs encourages unnecessary or excessive risk taking. Our compensation programs throughout the organization are designed to maintain an appropriate balance between long-term and short-term incentives by using a combination of compensation components, including base salary, short-term cash incentive awards, and long-term equity awards. Although not all employees in the organization have compensation comprised of all three of those components, the compensation programs are generally structured so that any short-term cash incentives are not likely to constitute the predominant element of an employee’s total compensation package and that other components will serve to balance the package. Based on the forgoing, the Compensation Committee has determined that our compensation programs do not encourage excessive risk taking and that our compensation policies and practices are not reasonably likely to have a material adverse effect on our business and operations. For a discussion of the primary components of the compensation packages for our named executive officers, please see the section below titled “Executive Compensation and Related Information—Compensation Discussion and Analysis.”

Director Stock Ownership Guidelines

Our Director Stock Ownership Guidelines recommend that each non-employee director acquire and hold Unwired Planet stock with a value equal to three times the current annual retainer, which is equivalent to $120,000 based on the current $40,000 annual retainer. Under these guidelines, non-employee directors have a four year period from either (i) November 23, 2009, the date of the implementation of these guidelines, or (ii) the date such non-employee director joined our Board, whichever is later, over which to achieve the target ownership level. Effective July 1, 2014, the Director Stock Ownership Guidelines were changed to recommend that each non-employee director acquire and hold Unwired Planet stock with a value equivalent to $250,000. Under these guidelines, non-employee directors have a five year period from either (i) July 1, 2014, the date of the implementation of these new guidelines, or (ii) the date such non-employee director joined our Board, whichever is later, over which to achieve the target ownership level.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee, all of whom are independent directors, are David Lockwood (Chair), Mark Jensen and William Marino. None of the members of the Compensation Committee during fiscal 2014 (i) was an officer or employee of Unwired Planet or any of our subsidiaries, (ii) was formerly an officer of Unwired Planet or any of our subsidiaries, or (iii) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval and Ratification of Transactions with Related Persons

Our Code, generally described under the heading “Code of Conduct and Ethics” above, provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. The Audit Committee is responsible for interpreting our Code, reviewing reports of alleged breaches of such Code and granting waivers of or approving amendments of such Code. The Audit Committee is responsible for reviewing past or proposed transactions between Unwired Planet and related persons.

Our Code requires all of our employees, executives, directors, agents and representatives, including contractors and contingent workers, to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our employees and directors must disclose any relationship with outside firms where they have any influence on transactions involving purchases, contracts or leases with such firm. Employees are directed to report such potential or actual conflicts to their supervisors, the Chief Financial Officer or Chief Executive Officer, and management is directed to review and make a report to the Chief Financial Officer or Chief Executive Officer. The Chief Financial Officer or Chief Executive Officer or his/her designee then reviews the situation, and if an actual conflict of interest exists, must disclose such facts and circumstances to the Audit Committee, which oversees treatment of such issues and reviews and resolves the individual matters presented. Our directors and executive officers are required to obtain the prior written approval of the Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest.

Related Transactions

Since July 1, 2013, there has not been, nor are there currently proposed, any transaction or series of similar transactions to which we were, or are to be, a party in which the amount exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than the compensation arrangements described below under the headings “Compensation of Executive Officers—Fiscal 2014” and “Director Compensation.”

Limitation of Liability and Indemnification

Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or

•	for any transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under the foregoing provisions, or otherwise. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act may be against public policy as expressed in the Securities Act and may be unenforceable. We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our Certificate of Incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at its request. We believe that these provisions and agreements are necessary to attract and retain qualified people to serve as our directors and executive officers.

EXECUTIVE OFFICERS

Our current executive officers and their ages as of September 1, 2014 are as follows:

Name	Age	Position
Phil Vachon*	57	Principal Executive Officer
Eric Vetter#	52	President, Chief Financial Officer and Chief Administrative Officer
Daniel Mendez	49	Executive Vice President and General Manager, Intellectual Property Division
Timothy Robbins	38	Executive Vice President and General Manager, Intellectual Property Division

*	See biographical summary under “Business Experience of Directors”
#	Intends to resign as of November 18, 2014, pursuant to a Separation Agreement dated September 25, 2014

The address of each executive officer is c/o Unwired Planet, Inc., 170 South Virginia Street, Suite 201, Reno, Nevada 89501.

Eric Vetter has served as our Chief Financial and Administrative Officer since joining the Company in November 2012. In June 2013, he was also appointed as President of the Company. Mr. Vetter has worked in finance and operations roles in technology, appliances and gaming industries over the past 25 years. In 2012, Mr. Vetter was an internal commercial and operations excellence consultant to the President and CFO at Aristocrat Gaming. Prior to that, he spent 11 years with International Game Technology in a variety of positions, including Vice President of International Business Development and Senior Vice President of Finance and Accounting. Mr. Vetter holds a BS in Business Administration from the University of Nevada, Reno and a Masters in International Management from Thunderbird School of Global Management.

Daniel Mendez has served as our Vice President and General Manager, Intellectual Property Division since December 2011. From January 2011 to present, Mr. Mendez has also served as co-founder and Managing Director of Savoy Innovation Partners, an IP services firm. From October 2010 to December 2011, Mr. Mendez managed his personal investments. From October 1996 to October 2010, Mr. Mendez served as co-founder, Vice President and Chief Technology Officer of Good Technology, Inc., formerly Visto Corporation, a mobile technology company. Mr. Mendez received his BA in Computer Science with a concentration in Cognitive Psychology from Harvard University.

Tim Robbins has served as our Vice President and General Manager, Intellectual Property Division since November 2011. From January 2011 to present, Mr. Robbins has also served as cofounder and Managing Director of Savoy Innovation Partners, an IP services firm. From March 2004 to January 2011, Mr. Robbins served as Vice President and General Counsel of Good Technology, Inc. (formerly Visto Corporation), a mobile technology company. Mr. Robbins received his BA in Business/Economics from the University of California, Los Angeles and his JD from the University of Virginia, School of Law.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2014 by: (a) each of the executive officers and individuals named in the Summary Compensation Table; (b) each director and nominee for director named in Proposal 1; (c) all current executive officers and directors of Unwired Planet as a group; and (d) all those known by Unwired Planet to be beneficial owners of more than five percent (5%) of its outstanding common stock.

Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of September 5, 2014 approximately 111,762,785 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable within 60 days of September 5, 2014, these shares are treated as if outstanding for that person, but not for any other person.

The following table indicates the total number of shares beneficially owned by the following persons, including shares subject to options exercisable within 60 days of September 5, 2014; however, unless otherwise indicated, these shares do not include any options or restricted stock awarded after September 5, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Philip Vachon(2)	312,432	*
Mark Jensen(3)	108,491	*
Gregory P. Landis(4)	51,851	*
David Lockwood(5)	84,384	*
William Marino(6)	53,986	*
Richard Chernicoff	18,000	*
Dallas Clement	18,000	*
Daniel Mendez	685,900	*
Timothy Robbins	610,325	*
Eric Vetter(7)	335,416	*
All current executive officers and directors as a group (10 persons)	2,278,785	2.04
Entities affiliated with Indaba Capital Management, LLC, One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129(8)	12,068,780	10.81
Entities affiliated with Starboard Value LP, 599 Lexington Avenue, 19th Floor New York, NY 10022(9)	10,504,282	9.41
Soros Fund Management LLC, 888 Seventh Avenue, 33rd Floor New York, NY 10106(10)	6,451,979	5.78

*	Less than 1% of the outstanding shares of common stock.
(1)	This table is based upon information supplied by each officer, director , and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Unwired Planet, Inc., 170 South Virginia Street, Suite 201, Reno, Nevada 89501.

(2)	Includes 91,334 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(3)	Includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(4)	Includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(5)	Includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(6)	Includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(7)	Intends to resign as of November 18, 2014, pursuant to a Separation Agreement dated September 25, 2014. Includes 225,416 shares issuable upon exercise of outstanding options exercisable within 60 days of September 5, 2014.
(8)	Based solely on information furnished in a Schedule 13D filed with the SEC on September 16, 2013 jointly by Indaba Capital Management, LLC, Indaba Partners, LLC, Indaba Capital Fund, L.P. and Derek C. Schrier in which each of Indaba Capital Management, LLC, Indaba Partners, LLC, Indaba Capital Fund, L.P. and Derek C. Schrier report beneficial ownership of 11,073,780 shares of our common stock (as to which each has shared voting and dispositive powers).
(9)	Based solely on information furnished in a Schedule 13D/A filed with the SEC on April 7, 2014 , jointly by Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value LP, Starboard Value GP LLC, Starboard Principal CO LP, Starboard Principal CO GP LLC, Jeffery C. Smith, Mark Mitchell and Peter A. Feld in which Starboard Value and Opportunity Master Fund Ltd reports beneficial ownership of 7,076,149 shares of our common stock (as to which it has sole voting and dispositive powers), Starboard Value and Opportunity S LLC reports beneficial ownership of 3,062,133 shares of our common stock (as to which it has sole voting and dispositive powers), and each of Starboard Value LP, Starboard Value GP LLC, Starboard Principal CO LP and Starboard Principal CO GP LP each report beneficial ownership of the 366,000 shares of our common stock collectively beneficially owned by Starboard Value and Opportunity Master Fund Ltd and Starboard Value and Opportunity S LLC (as to which each has sole voting and dispositive powers), and Jeffery C. Smith, Mark Mitchell and Peter A. Feld each report beneficial ownership of the 10,504,282 shares of our common stock collectively beneficially owned by Starboard Value and Opportunity Master Fund Ltd and Starboard Value and Opportunity S LLC (as to which each has shared voting and dispositive powers), representing the combined holdings of the reporting entities.
(10)	Based solely on information furnished in a Schedule 13G filed with the SEC on April 20, 2014 by Soros Fund Management, LLC and George Soros and Robert Soros (reporting beneficial ownership of 6,451,979 shares as to which each has shared voting and dispositive powers).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended June 30, 2014, all executive officers, directors and 10% stockholders of Unwired Planet complied with applicable Section 16(a) filing requirements, except that Phil Vachon filed one Form 4 reporting one reportable transaction later than required.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules:

Philip Vachon(1)	Principal Executive Officer
Eric Vetter(2)	President, Chief Financial Officer and Chief Administrative Officer
Daniel Mendez(3)	Executive Vice President and General Manager, Intellectual Property Division
Timothy Robbins(4)	Executive Vice President and General Manager, Intellectual Property Division

(1)	Mr. Vachon was appointed Principal Executive Officer in June 2014.
(2)	Mr. Vetter entered into a Separation Agreement with us dated September 25, 2014, pursuant to which he intends to resign as of November 18, 2014.
(3)	Mr. Mendez was appointed Vice President, General Manager Intellectual Property Division in December 2011 and appointed Executive Vice President, Intellectual Property in January 2013.
(4)	Mr. Robbins was appointed Vice President, General Manager Intellectual Property Division in December 2011 and appointed Executive Vice President, Intellectual Property in January 2013.

Overview of Compensation Program and Philosophy

The Compensation Committee believes that our compensation programs for executive officers should be designed to meet the following objectives:

•	attract and retain top performing executive officers who possess the high-quality skills and talent necessary to achieve our business objectives;

•

provide an executive compensation structure based on “pay for performance” that is not only competitive in our geographic area and industry sector, but is also internally equitable and consistent based on the level of responsibility for each executive position;

•	motivate and reward executive officers to perform to the best of their abilities; and

•	align our financial results and compensation paid to our executive officers in an effort to achieve both our current year and longer-term strategic business goals and objectives.

To meet these objectives, the Compensation Committee has implemented an executive compensation program based on the following policies:

•	pay executive officers base salaries that are competitive with other intellectual property companies, with compensation set at levels that will attract and retain top quality executive talent;

•

pay for performance through corporate commission and bonus programs that link compensation to measurable corporate performance targets and through merit increases based on company and individual performance;

•	create a sense of accountability surrounding strategy execution and key business objectives achievement; and

•	align the interests of our executive team with those of our stockholders and reward them for creating stockholder value.

The Compensation Committee is responsible for monitoring compliance with these objectives and policies and, accordingly, is empowered to review and approve the annual compensation arrangements of our executive officers, including annual base salary, annual incentive bonus, equity compensation, employee benefits and perquisites, if any, and severance and change of control benefits. Historically, our compensation philosophy has been generally to compensate our executive officers at approximately the 50th percentile of our peer group companies for target performance, with respect to each element of our executive compensation. However, at the Compensation Committee’s sole discretion, it could provide compensation below, or in excess of, the 50th percentile of peer group companies taking into account, among other things (i) the current economic and employment climate and/or (ii) the belief that an executive officer’s experience is key to our success.

Role of the Compensation Committee

The Compensation Committee approves, administers and interprets our executive compensation program. Taking into account Unwired Planet’s policies and objectives, the Compensation Committee has structured our compensation program to motivate our executive officers to achieve the business goals set by the Board and reward our executive officers for achieving such goals. The Compensation Committee utilizes a benchmarking process from time to time to help determine the base salary, short-term cash incentive and long-term incentive compensation targets for our executive officers, including our named executive officers. The Compensation Committee makes all compensation decisions, including equity awards, for the executive officers taking into consideration recommendations, if any, from management and independent compensation consultants.

Role of the Chief Executive Officer in Compensation Decisions

Historically, the Chief Executive Officer reviewed the performance of each of our named executive officers as well as the other members of our executive management team, presented his findings to the Compensation Committee and made recommendations to the Compensation Committee for compensation components applicable to the fiscal year under consideration, including, but not limited to, base salary, short-term cash incentives and long-term equity incentives for each of the executive officers. In fiscal 2013, our Chief Executive Officer resigned, and we currently do not have a Chief Executive Officer; however, our President and Chairman assist the Compensation Committee by providing reviews and input on the compensation of the other named executive officers.

Appointment of Mr. Vachon as Principal Executive Officer

On June 2, 2014, Phil Vachon, Unwired Planet’s Chairman of the Board and Chairman of the Intellectual Property Committee, was appointed the Company’s Principal Executive Officer. Mr. Vachon continues to be a non-employee director of the Company and receives director compensation as described below in the Director Compensation section. Between June 3, 2013, the date on which the company’s past Chief Executive Officer resigned, and June 2, 2014, the date of Mr. Vachon’s appointment, Eric Vetter, the Company’s President and Chief Financial and Administrative Officer served as both the Company’s Principal Executive Officer and Principal Financial Officer.

We do not currently pay Mr. Vachon any additional compensation, such as base salary or equity incentives, for his services as Principal Executive Officer, nor have we entered into a formal agreement with him regarding such services. In connection with his duties as Chairman of the Intellectual Property Committee of the Board, on April 24, 2014, we entered into a one time, discretionary bonus agreement with Mr. Vachon. The Board believed that it was in the best interests of stockholders that Mr. Vachon focus additional time and attention on certain strategic initiatives, including a strategic review of the Company’s and its subsidiaries’ ongoing rights and obligations under the Master

Sale Agreement with Ericsson. This bonus agreement provides a discretionary, one-time, cash bonus opportunity in the event that, on or prior to September 30, 2014, (i) the Company and its subsidiaries enter into an amendment to the Master Sale Agreement and the Ancillary Agreements (a “Material Amendment”) that (A) materially improves the economic terms of the Master Sale Agreement in favor of the Company and its subsidiaries, (B) materially improves the operating flexibility of the Company and its subsidiaries under the Master Sale Agreement and the Ancillary Agreements, or (C) some combination of the foregoing that, in the aggregate, results in a material improvement to the Company’s and its subsidiaries’ financial and operating position, and (ii) Mr. Vachon is instrumental in negotiating and finalizing such Material Amendment (the occurrence of the events described in clauses (i) and (ii) on or prior to September 30, 2014, a “Trigger Event”). The determination of whether a Trigger Event has occurred will be made by the Board in its sole and absolute discretion.

In the event that the Board, in its sole and absolute discretion, determines that a Trigger Event has occurred on or prior to September 30, 2014, Mr. Vachon will be eligible for a cash bonus in the amount not to exceed $2,000,000 (a “Bonus”). The amount of any Bonus, and the timing of the payment thereof, will be determined in the sole and absolute discretion of the Board taking into account the actual and projected impact of the Material Amendment on the Company’s and its subsidiaries’ financial and operating position.

Executive Compensation Consultant

The Compensation Committee Charter grants the Compensation Committee the sole authority to retain and terminate outside compensation consultants to assist the Compensation Committee in analyzing executive compensation and discharging its related duties. During fiscal 2014, the Compensation Committee did not retain a compensation consultant to analyze executive compensation. The Committee felt that work done in the prior year was adequate and did not need to be repeated in fiscal 2014.

Components of Executive Compensation

Consistent with our compensation philosophy, our executive compensation package consists of three main components: base salary, short-term cash incentive compensation and long-term equity incentive compensation. The Compensation Committee has determined that these three components, with the short-term cash incentive compensation and long-term equity incentive compensation portions of total compensation allocated to “at-risk” performance-based incentives, thereby linking pay to performance, best align the interest of our executive officers with those of our stockholders. In addition, the Compensation Committee believes that the elements that comprise the overall compensation for our executive officers enable us to offer competitive compensation packages to attract and retain the talent we need to pursue our strategic goals.

The Compensation Committee reviews relevant market compensation data and uses judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive and is structured to help us achieve our business objectives.

Base Salary

The Compensation Committee believes that appropriate base salaries should be used to recognize the experience, skills, knowledge and responsibilities required of each of our executive officers and to allow us to attract and retain officers capable of leading us toward the achievement of our business goals in competitive market conditions. At least on an annual basis, the Compensation Committee reviews the base salaries of our executive officers and, if necessary, makes adjustments to reflect performance and achievement of corporate and strategic goals, for the individual as well as Unwired Planet, and to reflect competitive market conditions. In addition, the Compensation Committee takes into account each executive officer’s ability: (i) to lead, organize and motivate others; (ii) to develop the skills necessary to mature with Unwired Planet; and (iii) to set realistic goals to be achieved for his or her area of responsibility.

In fiscal year 2014, the Compensation Committee reviewed the base salaries of our executive officers using the same methodology employed for setting base salaries in 2013. Based on this review, the Compensation Committee determined that salaries for executive officers of Unwired Planet would remain unchanged for the fiscal year ended June 30, 2014.

Short-Term Cash Incentives

Our short-term cash incentives for our executive officers come in two forms, commissions based on revenue realized and bonus programs. Mr. Robbins and Mr. Mendez are covered under a commission plan while Mr. Vetter and Mr. Vachon are covered under bonus plans. The commission plan is designed to provide cash incentive awards, expressed as a percentage of revenue, based on the amount of net patent proceeds realized by Unwired Planet in a period. The bonus plans are designed to provide cash incentive awards, expressed as either a percentage of base salary, or a maximum target amount, based on achievement of individual and corporate performance goals. For fiscal 2014, the Compensation Committee determined that short-term cash incentive pay, if any, under Mr. Vetter’s bonus plan would be paid after fiscal 2014 ends and a review of performance takes place. Mr. Vetter’s target short-term cash incentive compensation under his fiscal 2014 bonus plan is 75% of his annual base salary based on performance metrics approved by the Board, including operational and financial management goals, as well as Company performance goals. The Compensation Committee is to review Mr. Vetter’s performance in September 2014.

Mr. Vachon entered into a short-term cash incentive agreement with the Company on April 24, 2014. The target bonus Mr. Vachon is eligible for under this plan is up to $2 million, and is based on his success in renegotiating the Master Sale Agreement with Ericsson by or before September 30, 2014, as determined by the Board in its sole and absolute discretion. This bonus arrangement is described in more detail above under the heading “Appointment of Mr. Vachon as Principal Executive Officer.” As noted above, this bonus arrangement relates to Mr. Vachon’s service as a director and is not a payment for his service as our Principal Executive Officer.

Mr. Mendez’ and Mr. Robbins’ short-term cash incentive plan is a commission plan. Under their commission plan, they are eligible for commission payments tied to Unwired Planet’s receipt of net patent proceeds, as further described below under the heading “Employment Arrangements and Offers of Employment with Our Named Executive Officers.” For fiscal 2014, Mr. Mendez and Mr. Robbins each received a cash commission payment for the Lenovo transaction of $286,890, as described in more detail below under the heading “Employment Arrangements and Offers of Employment with Our Named Executive Officers.”

Long-Term Incentives

The Compensation Committee uses equity compensation to motivate and reward strong corporate performance and as a means to attract and retain valued executive officers. Our equity compensation plans serve to align the interests of our executive officers with those of our stockholders by rewarding them for stock price growth and the achievement of individual performance goals through the execution of our corporate strategy.

Stock Options

Stock options are a component of our compensation package for executive officers. By having a portion of our executive officers’ total compensation in the form of stock options that vest over time, our executive officers are motivated to align themselves with our stockholders by taking actions that will benefit us and our stockholders in the long-term. Because our stock options are granted with an exercise price equal to the fair market value of our stock on the effective date of the grant, the interests of our executive officers are aligned with the interests of our stockholders because if our stock price does not increase, our executive officers do not realize any value from this component of their compensation. The Compensation Committee believes this is appropriate because our stockholders do not benefit from owning our stock unless the value of the stock increases. However, if our stock price increases over time, our executive officers will be rewarded by the increase in our stock price in the same manner as our stockholders.

Restricted Stock Units

The Compensation Committee also has the ability to grant Restricted Stock Units (RSUs). These are used at times in combination with stock options or in lieu thereof when the committee believes they will be more effective in attracting and or retaining executives.

Equity Award Determinations

The Compensation Committee determines the amounts of actual equity awards to executive officers based upon:

•	the potential contributions the executive officer can make to our success;

•	the executive officer’s expected progress toward non-financial goals within his or her area of responsibility;

•	the executive officer’s demonstrated ability to perform;

•	the executive officer’s experience and level of responsibility;

•	our retention goals for the executive officer;

•	the appropriate mix of compensation for the executive officer;

•	the fair value of the proposed stock option grant and resulting expense for accounting purposes;

•	the intrinsic (i.e., “in-the-money”) value of outstanding, unvested equity awards held by the executive officer and the degree to which such value supports our retention goals for the executive; and

•	the relative size of equity awards for individuals in similar positions.

The Compensation Committee does not have a formula by which it determines which of these factors is more or less important, and the specific factors used and the weighting may vary among individual executive officers.

In fiscal 2014, Mr. Vachon, in his capacities as a Director and Chairman of the Intellectual Property Committee, was the only executive officer to receive equity grants. His equity grants were made in accordance with our non-employee director compensation program, described below under the heading “Director Compensation.” The Compensation Committee determined not to make any new equity grants to our other named executive officers, based upon the factors described above, and in particular because the Committee determined that the Company needed to demonstrate significant improvement in Total Shareholder Return before more equity grants would be warranted.

Perquisites and Other Benefits

We also provide our named executive officers (who are employees) with benefits generally available to our employees, such as healthcare and life and disability insurance as well as participation in Unwired Planet’s 401(k) plan. Our executive officers (other than Mr. Vachon) also participate in the Amended and Restated Executive Severance Benefit Policy and Mr. Vetter is party to a Change of Control Severance Agreement, each as discussed under “Potential Payments Upon Termination or Change-in-Control” in this proxy statement. These severance arrangements were adopted in an effort to establish consistency in our executive severance practices and to encourage retention of our executive talent.

Results of 2013 Say on Pay Vote

At our Annual Meeting of Stockholders in November 2013, our stockholders cast a non-binding advisory vote on our executive compensation decisions and policies as disclosed in the proxy statement we issued in September 2013. Approximately 68% of the shares voted on the matter were cast in support of our compensation decisions and policies. The Compensation Committee considered this result and determined that it was not necessary at this time to make any material changes to our compensation policies and practices in response to the advisory vote.

Compensation Related to the Appointment of Unwired Planet’s President, Chief Financial Officer and Chief Administrative Officer

In fiscal 2013, Mr. Vetter was appointed as President of the Company in connection with Michael Mulica’s departure as Chief Executive Officer. As a result of Mr. Vetter’s appointment to serve as our President, Chief Financial Officer and Chief Administrative Officer, the Compensation Committee recommended and the Board approved the following compensation package for Mr. Vetter:

•	a base of $325,000 upon his appointment as President;

•

an annual bonus with a target of 75% of annual base salary in connection with his appointment as President, with the actual amount of the bonus to be determined based on Mr. Vetter’s individual performance as against performance metrics established by the Compensation Committee or the Board;

•

in connection with his hire as Chief Financial Officer and Chief Administrative Officer, Mr. Vetter was awarded a stock option to purchase 500,000 shares of Unwired Planet’s common stock, with an exercise price equal to the fair market value on the date of grant and subject to vesting over four years, with 25% of the shares vesting one year after the date of grant and the balance vesting in equal monthly installments thereafter, provided that Mr. Vetter remains in continuous service with Unwired Planet through the applicable vesting date; and

•

in connection with his appointment as President, Mr. Vetter was awarded (i) a stock option to purchase 75,000 shares of Unwired Planet’s common stock with an exercise price equal to the fair market value on the date of grant and subject to vesting in equal monthly installments over three years, provided that Mr. Vetter remains in continuous service with Unwired Planet through the applicable vesting date; and (iii) 75,000 restricted stock units, subject to vesting in equal monthly installments over a three year period, provided that Mr. Vetter remains in continuous service with Unwired Planet through the applicable vesting date.

In addition, we entered into a change of control severance agreement (the “Change of Control Agreement”) with Mr. Vetter. Pursuant to the Change of Control Agreement, if Mr. Vetter’s employment is terminated by the Company without “cause” or if he resigns his employment, which resignation constitutes an “involuntary termination,” in either case within the period commencing two months prior to, and ending 18 months following, a “change of control,” then Mr. Vetter will be entitled to receive: (a) cash severance equal to 1.5x the sum of his annual base salary and target bonus; (b) accelerated vesting of all unvested equity awards; and (c) reimbursement for up to 18 months COBRA premiums for Mr. Vetter and his family. The terms “cause,” “involuntarily terminated” and “change of control” are all defined in the Change of Control Agreement.

The Compensation Committee, in determining Mr. Vetter’s compensation, was focused on implementing a pay-for-performance compensation package to motivate Mr. Vetter to align his interests with those of our stockholders; tying a substantial portion of Mr. Vetter’s compensation to his achievement of individual and corporate initiatives and objectives; and retaining Mr. Vetter.

Stock Ownership Guidelines

As part of our overall corporate governance and compensation practices, we have adopted stock ownership guidelines for our executive officers. These guidelines are designed to align our executive officers’ interests with our stockholders’ long-term interests by promoting long-term share ownership by our executive officers, thereby reducing the incentives for short-term risk taking by our executive officers. The guidelines recommend that all of our executive officers acquire and hold shares of our common stock with a value equivalent to $100,000 and that each executive officer should satisfy this standard within four years from the date of becoming an executive officer.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility of certain compensation exceeding $1 million per year paid to certain of Unwired Planet’s named executive officers. Pursuant to regulations issued by the Internal Revenue Service, certain “performance-based” compensation is exempt from the $1 million limit. The Compensation Committee’s policy is to structure the compensation of its executive officers, including the named executive officers, to the extent practical, so that none of such executive officers’ compensation becomes non-deductible under Section 162(m), however, the Compensation Committee could pay compensation in excess of this limit if appropriate.

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act, except to the extent that Unwired Planet specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2014 and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

The Compensation Committee

David Lockwood (Chair)

Mark Jensen

William Marino

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table—2014

The following table provides information concerning compensation of the individuals who served as Unwired Planet’s principal executive and financial officers during the fiscal year ended June 30, 2014 and two additional individuals who were the most highly compensated executive officers during fiscal 2014. We collectively refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation	Total ($)
Eric Vetter(3)	2014	325,000	—		—		—		—	325,000
President and Chief Financial Officer	2013	181,771	151,500	(5)	344,195	(4)	136,198	(6)	—	813,664

Daniel Mendez(7)	2014	250,000	—		—		286,890	(10)	—	536,890
Executive Vice President, Intellectual Property	2013	250,000	982,500	(9)	—		—		—	1,232,500
	2012	143,939	—		—		—		—	143,939

Timothy Robbins(8)	2014	250,000					286,890	(10)		536,890
Executive Vice President, Intellectual Property	2013	250,000	982,500	(9)						1,232,500
	2012	146,780	—		—		—		—	146,780

Phil Vachon(11)	2014	—	—		—		—		—	—
Principal Executive Officer

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 granted during the respective year. The assumptions used in the valuation of these stock awards and stock options are set forth in Note 11 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(2)	Unless otherwise noted in the footnotes below, consist solely of amounts received by such individual pursuant to our short-term cash incentive program, the Executive Corporate Incentive Plan, for fiscal year 2014, 2013 and 2012, respectively.
(3)	Mr. Vetter was hired as Chief Financial Officer and Chief Administrative Officer on November 8, 2012 and was appointed as President on June 3, 2013.
(4)	Mr. Vetter received an option to purchase 500,000 shares of our common stock upon hire and another option to purchase 75,000 shares of our common stock on his appointment to President.
(5)	Mr. Vetter was granted 75,000 RSUs upon his appointment as President.
(6)	Represents the 2013 CIP payment paid to Mr. Vetter in August 2013 for performance in fiscal 2013.
(7)	Mr. Mendez was appointed Vice President, General Manager IP Business Unit effective December 1, 2011 and was appointed Executive Vice President, IP on January 10, 2013.
(8)	Mr. Robbins was appointed Vice President, General Manager IP Business Unit effective December 1, 2011 and was appointed Executive Vice President, IP on January 10, 2013.
(9)	Messrs. Robbins and Mendez were each granted 750,000 restricted stock units with 36 month vesting periods upon the signing of the Ericsson Transaction in January 2013.
(10)	Messrs. Robbins and Mendez were each paid a commission for the close of the Lenovo transaction per their employment contract.

(11)	Mr. Vachon was appointed Principal Executive Officer in June 2014. Mr. Vachon continues to be a non-employee Director of Unwired Planet and does not receive any additional compensation for his role as Principal Executive Officer. Please refer to the Director Compensation section (below) for information regarding Mr. Vachon’s compensation as a Director.

Employment Arrangements and Offers of Employment with Our Named Executive Officers

We have entered into employment arrangements or written offers of employment with each of our named executive officers, other than Mr. Vachon. The employment of each named executive officer may be terminated at any time at the discretion of our Board, subject, however, to the severance obligations and agreements discussed under the heading “Potential Payments Upon Termination or Change-in-Control” below.

Eric Vetter—President, Chief Financial Officer and Chief Administrative Officer

On November 8, 2012, Mr. Vetter executed our written offer of employment to serve as our Chief Financial Officer and Chief Administrative Officer. In connection with his hire, the Compensation Committee granted him an option to purchase 500,000 shares of common stock, with an exercise price of $1.34 per share, the fair market value of the common stock on the date of the grant, subject to vesting over four years with 25% of the shares vesting one year from the grant date and the balance vesting in equal monthly installments over the following three years. On June 3, 2013, Mr. Vetter was appointed as President and his annual base salary was increased to $325,000. Mr. Vetter’s target bonus was also increased to 75% of his annual base salary. At that time, the Compensation Committee approved the grant of 75,000 RSUs with a grant date of June 3, 2013 and an option to purchase 75,000 shares of common stock, with an exercise price of $2.12 and a grant date of July 15, 2013 to Mr. Vetter. The RSUs and the option granted in connection with his appointment as President are subject to vesting in equal monthly installments over a three year period.

We have also entered into the Change of Control Agreement with Mr. Vetter, which is described above under the heading “Compensation Related to the Appointment of Unwired Planet’s President, Chief Financial Officer and Chief Administrative Officer.”

Daniel Mendez—Executive Vice President, Intellectual Property Division

On June 12, 2012, Mr. Mendez executed an offer of employment to serve as our Vice President, General Manager of our Intellectual Property Division, effective as of December 1, 2011 (the “Prior Mendez Agreement”). Under the Prior Mendez Agreement, Mr. Mendez’ annual base compensation was $250,000. Also under the Prior Mendez Agreement, Mr. Mendez was eligible to receive commission payments on Net Patent Proceeds, as and when collected by us. Mr. Mendez’ commission schedule is as follows: (a) a 1% commission for aggregate Net Patent Proceeds $100 million or less; (b) a 1.5% commission for aggregate Net Patent Proceeds equal to at least $100,000,001 and up to $200 million; and (c) a 2% commission for aggregate Net Patent Proceeds in excess of $200 million.

On January 10, 2013, in connection with our acquisition of a patent portfolio from a wholly owned subsidiary of Telefonaktiebolaget L M (the “Ericsson Transaction”), we entered into an amended employment agreement with Mr. Mendez (the “Amended Mendez Agreement”), promoting him to Executive Vice President Intellectual Property Division. The Amended Mendez Agreement provides for the same annual base compensation of $250,000 as under the Prior Mendez Agreement, however, the Amended Mendez Agreement also provides for a 25% reduction in the rate at which cash commissions payable to Mr. Mendez were calculated under the Prior Mendez Agreement in exchange for the Mendez RSU Award described below. In addition, the Amended Mendez Agreement provides that in the event we enter into a patent license arrangement with a third party and such agreement provides for running royalty or installment payments to the Company over time in an aggregate amount of at least $10 million (an “RRLA”), Mr. Mendez will be entitled to an up-front lump-sum cash payment of $100,000 as an advance on the future commissions payable on such RRLA. In the event of a Change of Control (as defined in the Amended Menendez Agreement), Mr. Mendez will receive a commission rate based on the Implied IP Value (as defined in the Amended Mendez Agreement) of the Change of Control transaction as though such Implied IP Value were Net Patent Proceeds (as defined in the Amended Mendez Agreement); provided however, that our Compensation Committee could withhold up to 50% of the Change of Control payment if it determined that Mr. Mendez did not materially contribute to the Change of Control process or its value.

Pursuant to the Amended Mendez Agreement, Mr. Mendez was granted a 750,000 RSU award subject to time-based vesting (the “Mendez RSU Award”). The Mendez RSU Award vests in equal quarterly installments over three years. Under the Prior Mendez Agreement, Mr. Mendez’s compensation was substantially tied to commission-based compensation, whereas, in order to more align Mr. Mendez’ compensation to the performance of our stock price, under the Amended Mendez Agreement, Mr. Mendez was granted the Mendez RSU Award. In addition, the up-front lump-sum cash payment of $100,000 that Mr. Mendez is entitled to receive in the event that we enter into an RRLA, is a performance measure that is tied to the success of our business.

On April 17, 2014, the Company closed a patent licensing and sale agreement with Lenovo. In connection with that transaction, and pursuant to the Amended Mendez Agreement, the Company paid Mr. Mendez a commission totaling $286,890 on May 22, 2014.

Timothy Robbins—Executive Vice President, Intellectual Property Division

On June 12, 2012, Mr. Robbins executed an offer of employment to serve as our Vice President, General Manager of our Intellectual Property Division, effective as of December 1, 2011 (the “Prior Robbins Agreement”). Under the Prior Robbins Agreement, Mr. Robbins’ current annual base compensation was $250,000. Also under the Prior Robbins Agreement, Mr. Robbins was eligible to receive commission payments on Net Patent Proceeds, as and when collected by us. Mr. Robbins’ commission schedule is as follows: (a) a 1% commission for aggregate Net Patent Proceeds $100 million or less; (b) a 1.5% commission for aggregate Net Patent Proceeds equal to at least $100,000,001 and up to $200 million; and (c) a 2% commission for aggregate Net Patent Proceeds in excess of $200 million.

On January 10, 2013, in connection with the Ericsson Transaction, we entered into an amended employment agreement with Mr. Robbins (the “Amended Robbins Agreement”), promoting him to Executive Vice President Intellectual Property Division. The Amended Robbins Agreement provides for the same annual base compensation of $250,000 as under the Prior Robbins Agreement, however, the Amended Robbins Agreement also provides for a 25% reduction in the rate at which cash commissions payable to Mr. Robbins were calculated under the Prior Robbins Agreement in exchange for the Robbins RSU Award described below. In addition, the Amended Robbins Agreement provides that in the event we enter into an RRLA, Mr. Robbins will be entitled to an up-front lump-sum cash payment of $100,000 as an advance on the future commissions payable on such RRLA. In the event of a Change of Control (as defined in the Amended Robbins Agreement), Mr. Robbins will receive a commission rated based on the Implied IP Value (as defined in the Amended Robbins Agreement) of the Change of Control transaction as though such Implied IP Value were Net Patent Proceeds (as defined in the Amended Robins Agreement); provided however, that our Compensation Committee could withhold up to 50% of the Change of Control payment if it determined that Mr. Robbins did not materially contribute to the Change of Control process or its value.

Pursuant to the Amended Robbins Agreement, Mr. Robbins was granted 750,000 RSUS subject to time-based vesting (the “Robbins RSU Award”). The Robbins RSU Award vests in equal quarterly installments over three years. Under the Prior Robbins Agreement, Mr. Robbins’ compensation was substantially tied to commission-based compensation, whereas, in order to more align Mr. Robbins’ compensation to the performance of our stock price, under the Amended Robbins Agreement, Mr. Robbins was granted the Robbins RSU Award. In addition, the up-front lump-sum cash payment of $100,000 that Mr. Robbins is entitled to receive in the event that we enter into an RRLA, is a performance measure that is tied to the success of our business.

On April 17, 2014, the Company closed a patent licensing and sale agreement with Lenovo. In connection with that transaction, and pursuant to the Amended Robbins Agreement, the Company paid Mr. Robbins a commission totaling $286,890 on May 22, 2014.

Philip Vachon—Principal Executive Officer

We have not entered into an employment or change in control agreement with Mr. Vachon.

Grants of Plan-Based Award

Other than the awards Mr. Vachon received as a member of the Board of Directors and Chairman of the Intellectual Property Committee (pursuant to our Director compensation policy), the Compensation Committee did not make any equity grants to named executive officers during fiscal 2014.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Eric Vetter	$—	$243,750	$—
Daniel Mendez	—	—	—
Timothy Robbins	—	—	—

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Eric Vetter	187,500	312,500	1.34	12/17/2022	50,000	(2)	111,500
	22,916	52,084	2.12	07/15/2023
Daniel Mendez	—	—	—	—	375,000	(3)	836,250
Timothy Robbins	—	—	—	—	375,000	(4)	836,250

(1)	Market value is calculated by multiplying the closing market price of Unwired Planet’s common stock on June 30, 2014 ($2.23) by the number of shares subject to the award.
(2)	These units vest in equal monthly installments.
(3)	These units vest in equal quarterly installments.
(4)	These units vest in equal quarterly installments.

Option Exercises and Stock Vested

The following table shows the options exercised and shares received upon vesting of stock awards by our named executive officers in fiscal 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric Vetter	35,000	27,300	25,000	44,020
Daniel Mendez	—	—	250,000	469,375
Timothy Robbins	—	—	250,000	469,375

(1)	The value realized was calculated by multiplying the closing price per share of stock on date of vesting.
(2)	Mr. Vetter completed a cash exercise for 35,000 options on 03/27/2014 with an exercise price of $2.12 and an option price of $1.34.

Pension Benefits; Nonqualified Deferred Compensation.

The Company does not maintain any reportable pension benefit plans or nonqualified deferred compensation plans for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

Each of our named executive officers (other than Mr. Vachon) is eligible to participate in our Executive Severance Benefit Policy (the “Severance Policy”). In addition, we have entered into the Change of Control Agreement with Mr. Vetter. The terms of the Severance Policy and the Change of Control Agreement are described below. The information in the table below describes and estimates certain compensation that would become payable under the Severance Policy and the Change of Control Agreement (excluding payments for continued educational assistance benefits and outplacement assistance as such amounts are not calculable and in any event would be less than $10,000) if the named executive officer’s employment had terminated on June 30, 2014, given the named executive’s compensation and service levels as of such date and, if applicable, based on Unwired Planet’s closing stock price, $2.23 on June 30, 2014. These benefits are greater than, and supersede, benefits available generally to salaried employees, such as severance, disability benefits and accrued salary and vacation benefits. No amounts are payable for a termination of employment for cause. In the event that the terms of the Severance Policy and the Change of Control Agreement are applicable to the termination of employment of one of our named executive officers, the named executive officer would receive the greater of payments and benefits due under the Severance Policy or the Change in Control Agreement but not both.

We have not entered into a change of control agreement with Mr. Vachon. However, Mr. Vachon’s stock option and RSU grants were made under our Amended and Restated 1999 Directors’ Equity Compensation Plan, which provides for acceleration under certain circumstances in connection with a “corporate transaction” as described in such plan. Under the Amended and Restated Directors’ Plan, if there occurs a “corporate transaction” and the non-employee director’s awards are not assumed, continued or substituted for, then the awards granted to each non-employee director will become 100% accelerated and each such director may exercise or redeem his/her awards prior to the closing of such corporate transaction. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts included the timing during the year of any such event and our stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Commission amounts to be received upon a Change of Control by Mr. Mendez and Mr. Robbins pursuant to Amended Mendez Agreement and the Amended Robbins Agreement, respectively, have been omitted from this table as they are not determinable at this time.

Name	Involuntary Termination(1)	Termination Following a Change of Control(2)
Eric Vetter
Severance	$162,500	$853,125
Accelerated Vesting of Long-Term Incentives	—	$331,594
COBRA premium reimbursements	$16,977	$50,931
Total	$179,477	$1,235,650

Daniel Mendez
Severance	$125,000	$125,000
Accelerated Vesting of Long-Term Incentives	—	$836,250
COBRA premium reimbursements	$14,560	$14,560
Total	$139,560	$975,810

Timothy Robbins
Severance	$125,000	$125,000
Accelerated Vesting of Long-Term Incentives	—	$836,250
COBRA premium reimbursements	$13,476	$13,476
Total	$138,476	$974,726

Philip Vachon(3)
Accelerated Vesting of Long-Term Incentives	—	$530,809
Total		$530,809

(1)	Reflects payments under our Severance Policy for each of our named executive officers who were serving in such capacity as of June 30, 2014.
(2)	Reflects payments under the Change of Control Agreement with Mr. Vetter and the amounts due under the Severance Policy for Messrs. Mendez and Robbins. Pursuant to Messrs. Mendez’ and Robbins’ restricted stock unit award agreements, the unvested portion of their RSU grants will vest in full upon a change of control.
(3)	Amount reflects unvested portions of Mr. Vachon’s equity awards which will vest in full upon a change of control per his stock grant agreement.

Executive Severance Benefit Policy

Each of our named executive officers is eligible to participate in our Severance Policy. Under the Severance Policy, if the termination of any employee of Vice President level or higher who reports directly to the President, Chief Financial Officer and Chief Administrative Officer and is a member of Executive-Staff constitutes an “involuntary termination,” the executive will be entitled to: (i) continuation of base salary for six months to be paid in regular installments on Unwired Planet’s normal payroll dates, (ii) payment by Unwired Planet of COBRA premiums for health insurance coverage for the executive, his spouse and eligible dependents for the lesser of (1) six months and (2) the date the executive becomes eligible for health insurance coverage from another source, (iii) continued educational assistance benefits through the end of the then-current course term, and (iv) up to six months of outplacement assistance; provided that the executive executes a release of claims. For the purposes of the Severance Policy, “involuntary termination” is defined as the termination of an eligible executive officer which is not for “cause” or any actual or purported termination for “cause” for which the grounds relied upon are not valid; or by the eligible executive officer within 90 days following Unwired Planet’s failure to obtain an assumption of the Severance Policy by any successor to Unwired Planet pursuant to a purchase, merger, consolidation, liquidation or otherwise. “Cause” is defined as: (i) theft, dishonesty, misconduct, or falsification of any employment or Company records; (ii) improper disclosure of the Unwired Planet’s confidential or proprietary information: (iii) any action by the eligible executive which as a material detrimental effect on our reputation or business as reasonably determined by the Company; (iv) the eligible executive’s failure or inability to perform any reasonably assigned duties; (v) the eligible executive’s violation of any Company policy; (vi) the eligible executive’s conviction (including any plea of guilty or no contest) for any criminal act that impairs his ability to perform his duties under the Severance Policy; or (vii) the eligible executive’s breach of any agreement with Unwired Planet.

Notwithstanding the foregoing, for the purposes of the Severance Policy, the terms of the offers of employment or employment arrangement between Unwired Planet and each of its executives, define “involuntary termination” as a termination of employment which is not for “cause” or any actual or purported termination for “cause” for which the grounds relied upon are not valid means. In addition, “involuntary termination” means an executive’s resignation from Unwired Planet within three months after the occurrence of any of the following events: (i) without the executive’s express written consent, the material reduction of the executive’s duties, authority, responsibilities, job title, or reporting relationships relative to the executive’s duties, authority, responsibilities, job title, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the executive of such reduced duties, authority, responsibilities, job title, or reporting relationships; (ii) without the executive’s express written consent, a material reduction of the facilities and perquisites (including office space, secretarial support, other support staff, and location) available to the executive immediately prior to such reduction; (iii) without the executive’s express written consent, a reduction of 10% or more in the executive’s base salary as in effect immediately prior to such reduction (unless such reduction is part of a program generally applicable to other Unwired Planet executives); (iv) a material reduction in the kind or level of employee benefits, including bonuses, to which the executive was entitled immediately prior to such reduction with the result that the executive’s overall benefits package is significantly reduced (unless such reduction is part of a program generally applicable to other Unwired Planet executives); (v) the executive’s relocation to a facility or a location more than 25 miles from his then present location, without the executive’s express written consent; (vi) the failure of Unwired Planet to obtain the assumption of the Severance Policy by any successors to Unwired Planet; or (vii) any act or set of facts or circumstances which would, under Delaware case law or statute, constitute the executive’s constructive termination.

Notwithstanding the foregoing, the executive’s resignation shall not be an involuntary termination unless (i) the executive provides written notice of the applicable event or circumstances within 30 days after his knowledge of such event to the General Counsel and (ii) Unwired Planet fails to correct the event or circumstance within 30 days after receipt of such notice.

Any benefits or payments provided under the Severance Policy will be reduced by any amounts paid to any eligible executive pursuant to any other policy or arrangement maintained by Unwired Planet providing for severance or any change in control severance agreement or employment agreement the executive has with us that provides for payments contingent on the executive’s termination of employment and based on continuation of base salary.

Change of Control Severance Agreement with Mr. Vetter

We have entered into the Change of Control Agreement with Mr. Vetter, which is described above under the heading “Compensation Related to the Appointment of Unwired Planet’s President, Chief Financial Officer and Chief Administrative Officer.” The following defined terms are used in the Change of Control Agreement.

“Involuntary termination” is defined as the termination of the executive’s employment or his or her resignation from Unwired Planet, as applicable, in either case upon or within three months after the occurrence of any of the following events: (i) without the executive’s express written consent, the material reduction of his or her duties, authority, responsibilities, job title or reporting relationships relative to his or her duties, authority, responsibilities, job title, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the executive of such reduced duties, authority, responsibilities, job title, or reporting relationships; (ii) without the executive’s express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space, secretarial support, other support staff, and location) available to him or her immediately prior to such reduction; (iii) a material reduction by Unwired Planet in the base salary of the executive as in effect immediately prior to such reduction; (iv) a material reduction by Unwired Planet in the kind or level of employee benefits, including bonuses, to which the executive was entitled immediately prior to such reduction with the result that his or her overall benefits package is materially reduced; (v) the relocation of the executive to a facility or a location more than 25 miles from the his or her then present location, without his or her express written consent; (vi) any termination of the executive by Unwired Planet which is not effected for disability or for “cause”, or any actual or purported termination effected by Unwired Planet for disability or for “cause” for which the grounds relied upon are not valid; (vii) the failure of Unwired Planet to obtain the assumption of the executive’s change of control and severance agreement by any successor to Unwired Planet whether direct or indirect or by purchase, merger, consolidation, consolidation, liquidation or otherwise; or (viii) any act or set of facts or circumstances which would, under Delaware case law or statute, constitute a constructive termination of the executive. For purposes of clause (i) of the immediately preceding sentence, the executive’s responsibilities shall be deemed to be materially reduced if he or she is no longer an executive officer of the successor. Notwithstanding the foregoing, an involuntary termination is only deemed to have occurred upon the executive’s resignation if (i) he provides notice to Unwired Planet within 90 days after the initial occurrence of the event forming the basis for the resignation and (ii) Unwired Planet fails to substantially cure the event within 30 days after receiving notice.

“Cause” is defined as (i) gross negligence or willful misconduct in the performance of the executive’s duties; (ii) repeated unexplained or unjustified absences; (iii) a material and willful violation of any federal or state law which if made public would injure the business or reputation of Unwired Planet as reasonably determined by the Board of Directors; (iv) refusal or willful failure to act in accordance with any specific lawful direction or order of Unwired Planet or one of its stated lawful written policies; (v) commission of any act of fraud with respect to Unwired Planet; or (vi) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of Unwired Planet, in each case as reasonably determined by the Board of Directors.

“Change of Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of Unwired Planet to a person or group of related persons that will continue the business of Unwired Planet in the future;

(ii) A merger or consolidation involving Unwired Planet in which the voting securities of Unwired Planet owned by its stockholders immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than 50% of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner of the voting securities of Unwired Planet immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the securities of Unwired Planet immediately after such merger or consolidation, shall be excluded from the list of “stockholders immediately prior to such merger or consolidation” for purposes of the preceding calculation); or

(iii) The direct or indirect acquisition of beneficial ownership of at least 50% of the voting securities of Unwired Planet by a person or group of related persons; provided, that “person or group of related persons” shall not include Unwired Planet, one of its subsidiaries, or an employee benefit plan sponsored by Unwired Planet or one of its subsidiaries (including any trustee of such plan acting as trustee).

Employment Agreements with Mr. Mendez and Mr. Robbins

Under the Amended Mendez Agreement and the Amended Robbins Agreement (together the “Amended Agreements”), in the event of a Change of Control, Mr. Mendez and Mr. Robbins will each receive a commission rate based on the Implied IP Value of the Change of Control transaction as though such Implied IP Value were Net Patent Proceeds (as defined in the Amended Agreements); provided, however, that our Compensation Committee could withhold up to 50% of the Change of Control payments if it determined that Mr. Mendez or Mr. Robbins did not materially contribute to the Change of Control process or its value. Such commission rates are not included in the table above as they are not determinable at this time.

“Change of Control” means the sale of Unwired Planet (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets, exclusive license, combination, or otherwise) in one transaction or series of related transactions pursuant to which the acquirer or acquirers (together with their affiliates) acquire (i) securities representing more than fifty percent (50%) of the total fair market value or total voting power of all securities of Unwired Planet, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of Unwired Planet’s assets on a consolidated basis.

“Change of Control Value” means the total value of the consideration paid by an acquiring entity (or group of entities) to the Unwired Planet’s stockholders in the Change of Control.

“Implied IP Value” means Change of Control Value minus Unwired Planet’s net cash (determined in accordance with GAAP immediately prior to the closing of the Change of Control) and Deductions (as defined in the (Amended Agreements) (to the extent not deducted from previously paid Cash Commissions (as defined in the Amended Agreements)).

2006 Stock Incentive Plan

Under our Amended and Restated 2006 Stock Incentive Plan (“2006 Stock Plan”), in the event of a “change in control” (as defined in the 2006 Stock Plan), the surviving entity or acquiring entity may be required to assume or substitute for equivalent awards all outstanding awards under the 2006 Plan; provided that if the awards are not assumed or substituted, then the Board of Directors may: (1) require a cash payment in exchange for the cancellation of any award, (2) continue the awards or (3) notify participants holding options, stock appreciation rights, phantom stock units, restricted stock units or performance share units, that they must exercise or redeem such awards at or prior to the closing of a transaction constituting a change in control and that such awards will terminate if not exercised or redeemed. The agreements with our executive officers for grants of options or other stock awards made under the 2006 Stock Plan provide that in the event of a “corporate transaction” (as defined in the stock award agreement), outstanding options will be assumed or substituted for unless the successor corporation does not agree to such assumption or substitution, in which case the options and the unvested portion of any other stock awards will terminate upon the closing of such transaction unless the Board of Directors expressly determines otherwise.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for Board services in addition to their regular employee compensation.

Effective January 1, 2014 the Board’s annual cash compensation program was reinstated for payment of Board retainer and Committee fees as follows: (1) for service as the non-executive Board chairperson ($40,000), Audit Committee chairperson ($40,000), Compensation Committee chairperson ($12,500) and Nomination and Governance chairperson ($12,500) ; (2) additional annual retainers for service as a non-chairperson member of the Audit Committee ($12,500), the Compensation Committee ($10,000) and Nomination and Governance Committee ($10,000); and (3) for service as an Intellectual Property Committee non-chairperson member ($10,000). All committee positions have been paid on a pro-rata quarterly basis. The Intellectual Property Committee chairperson is paid in restricted stock units with a fair market value equal to the annual amount of $205,000. The restricted stock units are calculated on a 30 day rolling average of the stock price for the 30 days prior to each quarterly grant date.

Our non-employee directors are entitled to receive the following stock awards under the terms of our Amended and Restated 1999 Directors’ Equity Compensation Plan (the “Directors’ Plan”) and our non-employee director compensation policy.

•

New non-employee directors are entitled to receive stock awards, as follows: (1) an initial option grant to purchase 24,000 shares of our common stock with annual vesting over three years contingent on continued service on the Board; and (2) an initial grant of 18,000 restricted stock units with annual vesting over three years contingent on continued service on the Board.

•

Continuing non-employee directors who have served at least eight months in the preceding calendar year receive stock awards on the date of our most recently adjourned annual meeting of stockholders, as follows: (1) a stock option grant to purchase 24,000 shares of our common stock with annual vesting over three years contingent on continued service on the Board; and (2) 18,000 restricted stock units with annual vesting over three years contingent on continued service on the Board. Any non-employee director who served (i) at least two months but less than five months in the preceding calendar year receives one-third of such awards, (ii) at least five but less than eight months in the preceding calendar year receives two-third of such awards, and (iii) at least eight months in the preceding calendar year receives the full amount of such awards. Non-employee directors who served less than two months in the preceding calendar year are not eligible for such annual awards for that calendar year.

In April 2014 the Compensation Committee engaged Clearbridge Compensation Group, LLC, a compensation consulting firm, to evaluate the compensation package for external directors of Unwired Planet. Clearbridge Compensation Group evaluated the Board of Director compensation program for Unwired Planet as compared to relevant companies from a revenue and market cap size and profitability and business perspective.

The compensation consultant analysis looked at two peer groups, one consisting of 17 companies and the other consisting of 23 companies. The view of the Compensation Committee was that the Board compensation should be targeted at the 75% percentile of market, to reflect the Company’s current and expected profitability levels. The resulting recommendation for the compensation consultant was adopted by the Board and will be effective beginning in fiscal 2015.

The chart below compares the 2014 Board compensation package to the one that will be effective in 2015.

	Fees Paid in Cash ($)
	FY 2014	FY 2015
Annual Retainer Fees	40,000	100,000
Committee Fees by Title
Board chairman retainer	40,000	40,000
Audit chairman retainer	40,000	20,000
Audit member retainer	12,500	10,000
Comp chairman retainer	12,500	10,000
Comp member retainer	10,000	5,000
Nom chairman retainer	12,500	10,000
Nom member retainer	10,000	5,000
IP chairman retainer	—	—
IP member retainer	10,000	10,000

Fees Paid in Equity($)(1)
IP chairman retainer	205,000	205,000

(1)	IP Chairman retainer is paid in Stock Awards based on a 30 day rolling average stock price to equal the cash amount of $205,000.

	Equity Compensation
	FY 2014		FY 2015
	Option Awards(2)	Stock Awards(2)	Option Awards ($)(3)	Stock Awards ($)(3)
New Hire Grants	24,000	18,000	—	90,000
Annual Retainer Grants	24,000	18,000	—	90,000

(2)	Equity grants issued to new Board members.
(3)	Equity grants issued to new Board members annually based on a 30 day rolling average stock price to equal the cash amount of $90,000.

All options granted under our Directors’ Plan have terms of ten years and are granted with an exercise price equal to 100% of the fair market value of our stock on the day of grant.

Under the Directors’ Plan, if there occurs a “corporate transaction” and the non-employee director’s awards are not assumed, continued or substituted for, then the awards granted to each non-employee director will become 100% accelerated and each such director may exercise or redeem his/her awards immediately prior to the closing of such corporate transaction.

The table below sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the fiscal year ended June 30, 2014. We make equity grants to our non-employee directors under the Directors’ Plan. In 2013, there were not enough shares available for grant under the Director’ Plan to make stock option or restricted stock unit grants to our directors as required under the terms of our director compensation policy. Accordingly, at our annual meeting in November 2013, our stockholders approved an increase in the number of shares available under the Directors’ Plan. After such approval, we made the pending equity grants (for 2013 service) to our non-employee directors. Accordingly, some of the amounts described below are for 2013 director service.

Director Compensation 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Robin A. Abrams(2)	65,004	33,518	0.00	98,522
Philip Vachon(3)	60,000	238,190	170,127	468,317
Peter A. Feld(4)	45,625	110,036	14,746	170,406
Dallas Clement(9)	3,334	37,440	22,714	63,488
Mark Jensen(5)	65,000	108,899	14,746	188,645
David Lockwood(6)	52,500	81,738	14,746	148,983
Gregory Landis(9)	51,250	61,391	23,892	136,533
Michael Mulica(7)	40,000	16,800	9,830	66,630
William Marino(8)	50,000	64,380	23,652	138,032
Richard Chernicoff(9)	36,732	39,060	23,695	99,487

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 granted during fiscal 2014. The assumptions used to calculate the value of stock and option awards are found in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(2)	As of June 30, 2014, Ms. Abrams had stock options to purchase a total of 144,000 shares of our common stock.
(3)	As of June 30, 2014 Mr. Vachon had stock options to purchase a total of 8,000 shares of our common stock and a total of 6,000 shares of common stock subject to a lapsing right of repurchase in our favor.
(4)	As of June 30, 2014, Mr. Feld had stock options to purchase a total of 80,000 shares of our common stock.
(5)	As of June 30, 2014, Mr. Jensen had stock options to purchase a total of 8,000 shares of our common stock and a total of 56,957 shares of common stock subject to a lapsing right of repurchase in our favor.
(6)	As of June 30, 2014, Mr. Lockwood had stock options to purchase a total of 8,000 shares of our common stock and a total of 37,574 shares of common stock subject to a lapsing right of repurchase in our favor.
(7)	As of June 30, 2014, Mr. Mulica had stock options to purchase a total of 1,516,000 shares of our common stock and a total of 587,000 shares of common stock subject to a lapsing right of repurchase in our favor.
(8)	As of June 30, 2014, Mr. Marino had stock options to purchase a total of 8,000 shares of our common stock and a total of 6,000 shares of common stock subject to a lapsing right of repurchase in our favor.
(9)	As of June 30, 2014, Messrs. Landis, Chernicoff and Clement did not have vested stock options or vested awards subject to a lapsing right of repurchase in our favor.

As described above, the Director Plan did not have a sufficient number of shares available to make any equity grants to our directors for services rendered in 2013 as required under the terms of our director compensation policy. After our stockholders approved an increase to the number of shares available under the Director Plan, we made grants to our directors that were owed for services in 2013, which amounts are reflected in the Director Compensation 2014 Table above. The table below shows the amount of such compensation paid to our directors during FY 2014 for services rendered to us for the fiscal year ended June 30, 2013. These amounts would have been reported in the 2013 Proxy had the shares been available for grant in FY 2013.

Director Compensation for 2013 paid in 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Philip Vachon(2)		25,200	13,822	39,022
Peter A. Feld(3)	0	68,772	0	68,772
Robin A. Abrams(4)	65,004	29,880	0	94,884
Mark Jensen(5)	0	64,751	0	64,751
David Lockwood(6)	0	44,204	0	44,204
William Marino(7)	0	25,200	13,822	39,022

(1)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 granted during fiscal 2014. The assumptions used to calculate the value of stock and option awards are found in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.
(2)	On May 31, 2013, Mr. Vachon was promised stock options to purchase a total of 24,000 shares of our common stock for a new director grant and a total of 18,000 shares of common stock subject to a lapsing right of repurchase in our favor as a new director.
(3)	In fiscal year 2013, Mr. Feld was promised a total of 49,123 shares of common stock subject to a lapsing right of repurchase in our favor as fee for serving as Chairman of the Board and Committee Fees.
(4)	In fiscal year 2013, Ms. Abrams was promised a total of 16,593shares of common stock subject to a lapsing right of repurchased in our favor as fees for serving on the Board and Committee Fees. Ms. Abrams was paid partially in cash as part of this promised grant at the time of her resignation from the Board.
(5)	In fiscal year 2013, Mr. Jensen was promised a total of 46,251 shares of common stock subject to a lapsing right of repurchase in our favor as fee for serving on the Board and Committee Fees.
(6)	In fiscal year 2013, Mr. Lockwood was promised a total of 31,574 shares of common stock subject to a lapsing right of repurchase in our favor as fee for serving on the Board and Committee Fees.
(7)	On May 31, 2013, Mr. Marino was promised stock options to purchase a total of 24,000 shares of our common stock for a new director grant and a total of 18,000 shares of common stock subject to a lapsing right of repurchase in our favor as a new director.

Equity Compensation Plan Information

The following table provides information as of June 30, 2014 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2006 Plan, the 1995 and1996 Stock Plan and the 1999 Directors’ Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Shares in Thousands		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders:	4,304	(1)	1.68	(2)	5,427

(1)	Includes 3,152 shares of common stock issuable upon the exercise of outstanding options and 1,152 shares of common stock issuable upon the vesting of restricted stock units. Does not include 24 shares of restricted stock as they have been reflected in our total shares outstanding.
(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

OTHER MATTERS

This Proxy Statement is sent to you as part of the proxy materials for the Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

A copy of Unwired Planet’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 is available without charge upon written request to: Corporate Secretary, Unwired Planet, Inc., 170 South Virginia Street, Suite 201, Reno, Nevada 89501.

UNWIRED PLANET
170 S VIRGINIA STREET SUITE 201 RENO, NV 89501
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John Sample
1234 ANYWHERE STREET
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1 OF 2
1 1
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
NAME
THE COMPANY NAME INC. - COMMON
THE COMPANY NAME INC. - CLASS A
THE COMPANY NAME INC. - CLASS B
THE COMPANY NAME INC. - CLASS C
THE COMPANY NAME INC. - CLASS D
THE COMPANY NAME INC. - CLASS E
THE COMPANY NAME INC. - CLASS F
THE COMPANY NAME INC. - 401 K
CONTROL # 0000000000000000
SHARES 123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For Withhold For All All All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees
01 Philip Vachon 02 Richard Chernicoff 03 Dallas Clement 04 Mark Jensen 05
06 William Marino Andrew Dodge
The Board of Directors recommends you vote FOR proposals 2 and 3.
2 Ratification of the selection of Grant Thornton LLP as Unwired Planet’s independent registered public accounting firm for the fiscal year ending June 30, 2015.
3 To approve, on an advisory basis, the compensation of Unwired Planet’s named executive officers as disclosed in this proxy statement.
NOTE: To transact such other business as may properly come before the 2014 Annual Meeting or any adjournment or postponement thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
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John Sample
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Signature [PLEASE SIGN WITHIN BOX] Date
JOB #
Signature (Joint Owners) Date
SHARES
CUSIP #
SEQUENCE #
0000220686_1 R1.0.0.51160
0000000000
02

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNWIRED PLANET, INC. FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 3, 2014
The undersigned stockholder of Unwired Planet, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 8, 2014, and the 2014 Annual Report to Stockholders and hereby appoints Eric Vetter and Timothy Robbins and each of them individually, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of Unwired Planet, Inc. to be held on November 3, 2014 at 3:00 p.m. PST, at Unwired Planet Inc.’s office located at 170 South Virginia Street, Suite 201, Reno, Nevada 89501 U.S.A., and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 2 AND 3 AND “FOR” THE ELECTION OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Continued and to be signed on reverse side
0000220686_2 R1.0.0.51160